                                                                   EXHIBIT 10.33

                                                DEPARTMENT OF AGENCY NUMBER
                                                              TFA

                                                CONTRACT ROUTING NUMBER
                                                             01005





THIS CONTRACT, Made this 13th day of June, 1996, by and between the State of Colorado for the use and benefit of the Department of Revenue, State Lottery Division, 720 South Colorado Blvd., Suite 110, Denver, Colorado 80222, hereinafter referred to as the State, and International Lottery, Inc, (Interlott), 6665 Creek Rd., Cincinnati, OH 45242-4117, hereinafter referred to as the contractor.

        WHEREAS, authority exists in the Law and Funds have been budgeted, appropriated and otherwise made available and a sufficient unencumbered balance thereof remains available for payment in Fund Number 503, G/L Account Number 020, Contract Encumbrance Number C97005; and

        WHEREAS, required approval, clearance and coordination has been accomplished from and with appropriate agencies; and

        WHEREAS, the State, operating through the State Lottery Division of the Department of Revenue, and in order to obtain competitive proposals from qualified vendors to provide to the State Lottery Division, Scratch Ticket Vending Machines (STVMs) and related maintenance services, issued bid number TFA-6-578-50-5 on July 27, 1995 and amended the bid by issuing Addendum 1 on August 14, 1995 and Addendum 2 on August 16, 1995 (herein collectively referred to as the Bid); and

        WHEREAS, the Lottery, through the State procurement process issued;
and,

        WHEREAS, the Contractor timely submitted its response to the Bid on August 17, 1995 (hereinafter referred to as the Proposal); and

        WHEREAS, the Proposal was in compliance with the Bid and Colorado law;
and

        WHEREAS, the State evaluated all timely, complete, and qualified proposals in accordance with the contract award criteria established in the Bid and the procurement process; and

        WHEREAS, the State determined that the Contractor's Proposal was the second lowest responsible proposal which best serves the interests of the State and awarded the contract for the goods and services specified in the Bid to the Contractor; and

        WHEREAS, the Lottery was unable to contract with the apparent successful bidder, and

        WHEREAS, the State through the procurement process may contract with the next most responsive and responsible bidder, and,

        WHEREAS, the Contractor has complied with and passed the security and financial evaluations required by Colorado law and is otherwise qualified; and

        WHEREAS, the State and the Contractor desire to enter into this contract as anticipated by the Bid.

        NOW THEREFORE, it is hereby agreed that in consideration of the mutual convenants and agreements hereinafter set forth, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                              Page 1 of 10 pages

1.      INCORPORATION OF INVITATION FOR BID AND PROPOSAL

        Invitation For Bid number TFA-6-578-30-5, as amended and the Contractor's proposal dated August 17, 1995 are hereby incorporated by reference as if fully set forth herein, and the terms and conditions of the Bid and the Proposal hereby become contractual obligations of the parties. To the extent that there may be a conflict or inconsistency between the provisions of this contract, the Bid and the Proposal, then the provision of each of the documents shall be given effect in accordance with the following order of priority: (1) this contract (2) the Bid, as amended and (3) the Contractor's Proposal.

2.      CONTRACT PERIOD

        The time period to be covered by the initial term of this contract is from July 1, 1996 through June 30, 1998.

        Subject to the State Lottery Division being renewed during the 1999 Legislative Session, the contract may be extended under the original terms at the sole discretion of the State Lottery Division for two (2) additional one-year periods, up to a maximum of two (2) additional one-year periods. Thus, the initial contract and all possible extensions may be from contract signing through June 30, 2000.

3.      LEASE

        All machines procured under this contract shall be leased. The Lottery shall acquire no purchase interest in the equipment.

4.      PAYMENT

        Payments shall be made to the Contractor by the State in accordance with the matrix set forth in the Contractor's pricing proposal (Attachment A). Total lease payments under this contract and any extensions thereof shall not exceed $650,000 per twelve (12) month period. In the event that the Legislature appropriates less than $650,000 annually, STVMs may be returned to the Contractor to decrease the total lease payment to no more than the allowable level of spending authority without penalty to the Lottery. In the event funding is appropriated by the Legislature for the lease of additional STVMs, this contract may be amended to reflect that additional lease authority. If this additional amount is later reduced by the Legislature, machines leased under that spending authority may be returned to the Contractor with no penalty to the Lottery in order to reduce the total lease payment to no more than the allowable level of spending authority without penalty to the Lottery.

        The Contractor may invoice the State monthly for the lease of STVMs as set forth in this contract. The Contractor shall send the invoice to the Lottery Controller at Lottery Headquarters. The State will process the invoice for payment on a net 30 day basis.

5.      INTEGRATION

        This agreement is intended as the complete integration of all understandings between the parties. No prior or contemporaneous addition, deletion or other amendment hereto shall have any force or effect whatsoever, unless embodied here in writing. No subsequent novation, renewal, addition, deletion or other amendment hereto shall have any force or effect unless embodied in a written contract executed and approved pursuant to the State Fiscal Rules.

6.      AUTHORITY TO EXECUTE

        The persons signing this contract warrant and represent that they have full right, power and authority to execute this contract on behalf of their respective parties.

7.      COMPLETE CONTRACT

        The State warrants and represents that the execution of this contract by the persons whose signatures appear hereon is sufficient to put this contract into full force and effect and to make this contract a binding obligation of the State. The State warrants and represents that no purchase order or other instrument, is required to put this contract into full force and effect and to make this contract a binding obligation of the State.

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8.   PRIME CONTRACTOR RESPONSIBILITIES

     The Contractor will assume all responsibility for the performance of all services, whether or not subcontractors are involved. The State will consider the Contractor to be the sole point of contact with regard to all matters and will not initiate or maintain contacts with any subcontractor except as agreed to in writing by the parties to this Contract. If any part of the work is to be subcontracted, the Contractor will provide a complete description of the work to be subcontracted. The Contractor must furnish the subcontractor's corporate or company name and the names of key personnel assigned by the subcontractor. Subcontractors may be subject to security and financial checks if the Lottery deems them necessary. The costs of such subcontractor investigations may be borne by either the Contractor or the subcontractor to whom the investigation applies.

9.   PREVAILING WAGES

     The Contractor shall comply with all State laws, rules and regulations pertaining to prevailing wages and shall require such compliance by all its subcontractors.

10.  BENEFIT

     The agreement is for the benefit of the Contractor and the State, and not for the benefit of any third party or person.

11.  COMPLIANCE WITH LAW

     The Contractor agrees to comply with all Federal, State and Local laws, rules and regulations in its manufacture and transportation of tickets and related materials and performance of all other terms under this Contract.

12.  COVENANT AGAINST CONTINGENT FEES

     The Contractor warrants that it has not employed or retained any company or person (other than a bona fide employee working solely for the offeror) to solicit or secure this Contract, and that it has not paid or agreed to pay any person or entity (other than a bona fide employee working solely for the offeror) any fee, commission, percentage, brokerage fee, gift, or other consideration on a basis that is contingent upon the award of this Contract. For breach or violation of this warranty, the State shall have the right to annul the Contract without liability, or, in its discretion, to deduct from the Contract price, the full amount of such commission, percentage, brokerage, or contingent fee.

13.  PATENTS, COPYRIGHTS, TRADEMARKS, AND SERVICEMARKS

     The Contractor shall indemnify the Lottery and hold it harmless from any and all claims that the materials or services provided to the Lottery do not infringe any rights under any existing valid patent, copyright, trademarks, servicemark or other intellectual property protected by law.

14.  NON-DISCLOSURE OF LOTTERY PLANS

     The Contractor must use its best efforts to assure that the details of any game planned by the Lottery are not disclosed to persons or organizations other than the personnel, agents and subcontractors of the Contractor whose assistance in the production of the game is necessary, until the Lottery announces same.

15. ROYALTIES FOR SCENES, PORTRAITS, PHOTOGRAPHS, COPYRIGHTS, TRADEMARKS, PROPRIETARY MATERIAL, ETC.

     The Lottery shall reimburse the Contractor at cost for royalties to be paid to outside parties for rights to use any proprietary material provided that the Contractor obtains prior written approval from the Lottery.

16. NOTICE

    Unless another part of this contract specifically provides otherwise, all notices and communications required by this contract shall be in writing and shall be mailed by first-class mail to:

     IF TO THE STATE:                IF TO THE CONTRACTOR:

     Mark Zamarripa, Director        David F. Nichols
     Colorado Lottery                International Lottery, Inc.
     201 West 8th Street             6665 Creek Road
     Pueblo, CO 81003                Cincinnati, OH 45242-4117

17.  INDEPENDENT CONTRACTOR

     The Contractor shall perform its duties hereunder as an independent contractor and not as an employee. Neither the Contractor nor any agent or employee of the Contractor shall be or shall be deemed to be an agent or employee of the state. Contractor shall pay when due all required employment taxes and income tax withholding, shall provide and keep in force worker's compensation (and show proof of such insurance) and unemployment compensation insurance in the amounts required by law, and shall be solely responsible for the acts of the Contractor, its employees and agents.

18.  ADDITIONAL SECURITY REQUIREMENTS

     Due to the stringent security provisions stipulated by Colorado statues, the Lottery must control who performs services under this contract. Therefore, it is expressly understood by the Contractor that all employees or organizations utilized by the Contractor in the performance of this contract in either a direct or indirect role must be approved in advance and in writing by the Lottery Director and Security Director. Further, such employees or organizations may not furnish products or services to any other Colorado Lottery contractor in the performance of its contractual obligations in Colorado unless permission for such participation is secured in writing from the Lottery Director and Security Director. Failure to do so may result in immediate contract cancellation at the discretion of the Lottery Director. The State will not be liable for any costs incurred by the Contractor in the case of such contract termination.

     The contractor shall notify the Lottery Director and Security Director when obtaining the services of consultants, contractors or subcontractors to enhance their business or that of the Lottery. The Contractor shall provide to the Lottery, copies of any filings with the Colorado Secretary of State pertaining to contributions, contributions in kind, expenditures or lobbying activities.

19.  INFORMATION UPDATED

     a. The Contractor is required to report any changes in ownership or management writing to the Director of the Lottery within thirty
          (30)days of the date such change becomes effective. The Lottery Director may, at his/her discretion, terminate the contract if such changes would have prevented the Director form initially awarding such Contractor the contract.

     b. The Contractor is required to submit information on new employees working on the Lottery account as soon as those persons are assigned to the account.

     c. The Contractor is required to submit updated Release of Information forms on all employees on an annual basis or as requested by Lottery investigators.

20.   USUFRUCT

      If for any reason other than breach of contract by the Lottery, the Contractor shall fail for any reason to service the contract with the Lottery, the Lottery will acquire a usufruct in the equipment furnished by the Contractor under the contract. Said usufruct shall entitle the Lottery to peacefully and quietly have, hold, possess, use, operate, maintain, alter and improve the equipment without suit, molestation or interruption for the benefit of the Lottery in selling its games. The usufruct shall be limited in time to the duration of the contract and any extensions thereof.

21.  NEWS RELEASES

     The Contractor shall not issue news releases regarding matters concerning the Colorado Lottery without the approval of the Lottery Director.

22.  MACHINE SERVICE RESPONSIBILITIES

     It is expressly understood that the lease price submitted in the Contractor's proposal shall include all costs of repairs, parts and service on its STVMs for the duration of this contract and any extensions. All repairs to STVMs will be done at no additional cost to the Lottery. The Contractor shall maintain a sufficient inventory of parts in-state to allow for repair or replacement within service times specified in the IFB.

23.  ASSIGNMENT OPTION

     Per IFB, Page 1, Section 3, Assignment, the Lottery shall, subject to security review, allow the Contractor to assign payments under this contract for the purpose of third-party financing to:

                                      Princeton Capital
                                      38 Washington Rd.
                                      Princeton Junction, NJ 08550

     Future assignments or sub-assignments shall be subject to Lottery approval.

24.  FORCE MAJEURE

     Neither the Contractor nor the Lottery shall be liable to the other for any delay in or failure of performance of any covenant contained in the contract nor shall any such delay in or failure of performance constitute default or give rise to any liability for damages if and only to the extent that such delay or failure is caused by "force majeure". As herein used, "force majeure" means fire, explosion, action of the elements, strikes, interruption of transportation, government interference, rationing, illegality or any other cause which is beyond the control of the party affected and which, by the exercise of reasonable diligence, said party is unable to prevent. The existence of such causes of such delay or failure shall extend the period for performance to such extent as may be necessary to enable complete performance in the exercise of reasonable diligence after the causes of delay or failure have been removed. Nothing in this paragraph shall prevent the Lottery from covering its requirement from another Contractor during the period of delay and a reasonable period thereafter.

25.  WILLFUL DAMAGE

     In the event that a machine becomes inoperable or partially inoperable due to acts of vandalism, abuse or misuse beyond the control of the retail establishment where the machine is placed, the Contractor shall be granted an extension of response/repair time in order to repair said machine. If the machine can be repaired at the retail location, the allowable repair time will be extended to 24 hours from the time the call is placed by the retailer. If the machine must be replaced or taken to a repair facility, the allowable repair time will be extended to 48 hours from the time the call is placed by the retailer. These extended response/repair times will apply statewide, regardless of where the machine is located.

     In the event that the allowable response/repair times as stated above are exceeded, the liquidated damages as stated on pages 11 and 12, Section 38 - Liquidated Damages shall apply.

26.  CRITICAL VS. NON-CRITICAL MACHINE PROBLEMS

     Response/repair times as stated on page 18, Section 4 - Maintenance of the IFB and corresponding liquidated damages as stated on pages 11 and 12,
     Section 38 - Liquidated Damages shall apply for all critical machine problems. Critical machine problems shall be defined as follows:

- The Scratch ticket vending machine is non-operational (unable to sell tickets)

-  More than 25% of the available ticket dispensers are non-operational


- The security and/or integrity of the machine is in jeopardy. Examples of this criteria include, but are not limited to, the remote shut-off device is inoperable; the door locks are inoperable; excluding keys lost/damaged by the retailer or locked in the STVM; the customer display showing the amount of credit available is not working properly; the alarms are not functional or are functioning improperly; tickets are being dispensed improperly on any bin (e.g. customer is able to pull additional tickets from machine, tickets are bursting improperly, etc.); a bin is not feeding the tickets to the perforation, etc.

All other problems shall be considered non-critical and a 24 hour response/repair time, from the time the call is placed by the retailer, shall be allowed at all locations statewide.

In the event that the allowable response/repair times in the preceding two paragraphs are exceeded, the liquidated damages as stated on pages 11 and 12,
Section 38 - Liquidated Damages shall apply.

27.  PREVENTATIVE MAINTENANCE

     The Contractor/subcontractor will perform preventative maintenance at no additional charge at regularly scheduled intervals that shall not exceed six (6) months.

28.  TICKET CAPACITY

     Tickets up to 4 1/4" in width and 8" in length must be accepted. The machine must be able to accept a variety of paper thickness from 8 point through 12 point.

29.  ELECTRICAL SAFETY

     Each unit must operate on standard 110v AC power, and have Underwriters laboratories (UL) or equivalent approval. The equipment must meet or exceed industry standards with regard to electrical radiation emissions.

30.  PRICING

     Lease pricing shall be as stated in the Base Monthly lease Table - Appendix A and include all of the following items for the duration of this contract and any extensions for all leased machines:

        (a) Preventative maintenance for each machine, not to exceed six months between service calls

        (b) All machine maintenance, including but not limited to replacement of any defective or malfunctioning parts and cleaning as necessary at the time intervals specified in the IFB.

        (c) All parts including, but not limited to, bill acceptors, ticket dispensing mechanisms, circuit boards, printers, buttons, lights, windows, cabinets, displays and alarms. Lock replacement, due to lost keys and key replacement due to lost or damaged keys will be bill directly to the Lottery as follows:

                        Lock Replacement       $100/set
                        Key Replacement         $35/set

        (d) Machine upgrades (parts and/or software) as necessary to keep machines functional (e.g. bill acceptor upgrades for compatibility with new United States currency)

        (e) All training for Lottery personnel and all initial training for retailers. This includes a training videotape for all retailers.

        (f)     All manuals, both operational and service

        (g)     Retailer supplies as specified in the IFB

        (h) Toll-free hotline and dispatch service meeting or exceeding the specifications in the IFB

        (i) All reports required in the IFB on the time schedule specified in the IFB (e.g. Placement Reporting)

        (j) All machine shipping, storage and installation. Charges for removal and location changes are as follows:

             Two percent (2%) of machine population per month     Free of Charge
             Removals/Re-locations in excess of 2% of machine     $150 each
             population per month

        (k)  Cost of security/financial investigation

        (l) All other items specified in the IFB not mentioned above plus any additional items offered at no charge by the Contractor in its response.


31.  CONSEQUENTIAL DAMAGES

     The exclusion of consequential damages on page 12 of the Contractor's proposal shall not extend to bodily injury or damage to tangible personal property.

                                  APPENDIX A

                           Base Monthly Lease Table


Machine Type            Monthly Lease Including         Model Number/Name
                                Maintenance
  1 Game                          $125.00                     TTS 1000
Counter-top

  2 Game                          $135.00                     TTS 2000
Counter-top

  4 Game                          $150.00                     TTS 4000
Floor Model

  6 Game                          $160.00                     TTS 6000
Floor Model

  8 Game                          $160.00                     TTS 8000
Floor Model


CONTROLLER'S APPROVAL

 1. This contract shall not be deemed valid until it shall have been approved by the Controller of the State of Colorado or such assistant as he may designate. This provision is applicable to any contract involving the payment of money by the State.

FUND AVAILABILITY

 2. Financial obligations of the State of Colorado payable after the current fiscal year are contingent upon funds for that purpose being appropriated, budgeted, and otherwise made available.

BOND REQUIREMENT

 3. If this contract involves the payment of more than fifty thousand dollars for the construction, erection, repair, maintenance, or improvement of any building, road, bridge, viaduct, tunnel, excavation or other public work for this State, the contractor shall, before entering upon the performance of any such work included in this contract, duly execute and deliver to the State official who will sign the contract, a good and sufficient bond or other acceptable surety to be approved by said official in a penal sum not less than one-half of the total amount payable by the terms of this contract. Such bond shall be duly executed by a qualified corporate surety conditioned upon the faithful performance of the contract and, in addition, shall provide that if the contractor or his subcontractors fail to duly pay for any labor, materials, team hire, sustenance, provisions, provendor or other supplies used or consumed by such contractor or his subcontractor in performance of the work contracted to be done or fails to pay any person who supplies rental machinery, tools, or equipment in the prosecution of the work the surety will pay the same in an amount not exceeding the sum specified in the bond, together with interest at the rate of eight per cent per annum. Unless such bond is executed, delivered and filed, no claim in favor of the contractor arising under such contract shall be audited, allowed or paid. A certified or cashier's check or a bank money order payable to the Treasurer of the State of Colorado may be accepted in lieu of a bond. This provision is in compliance with CRS 38-26-106.

INDEMNIFICATION

 4. To the extent authorized by law, the contractor shall indemnify, save, and hold harmless the State, its employees and agents, against any and all claims, damages, liability and court awards including costs, expenses, and attorney fees incurred as a result of any act of omission by the contractor, or its employees, agents, subcontractors, or assignees pursuant to the terms of this contract.

DISCRIMINATION AND AFFIRMATIVE ACTION

5. The contractor agrees to comply with the letter and spirit of the Colorado Antidiscrimination Act of 1957, as amended, and other applicable law respecting discrimination and unfair employment practices (CRS 24-34-402), and as required by Executive Order, Equal Opportunity and Affirmative Action, dated April 16, 1975. Pursuant thereto, the following provisions shall be contained in all State contracts or sub-contracts.

   During the performance of this contract, the contractor agrees as follows:

        (a) The contractor will not discriminate against any employee or applicant for employment because of race, creed, color, national origin, sex, marital status, religion, ancestry, mental or physical handicap, or age. The contractor will take affirmative action to insure that applicants are employed, and that employees are treated during employment, without regard to the above mentioned characteristics. Such action shall include, but not be limited to the following: employment upgrading, demotion, or transfer, recruitment or recruitment advertising; lay-offs or terminations; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The contractor agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided by the contracting officer setting forth provisions of this non-discrimination clause.

        (b) The contractor will, in all solicitations or advertisements for employees placed by or on behalf of the contractor, state that all qualified applicants will receive consideration for employment without regard to race, creed, color, national origin, sex, marital status, religion, ancestry, mental or physical handicap, or age.

        (c) The contractor will send to each labor union or representative of workers with which he has a collective bargaining agreement or other contract or understanding, notice to be provided by the contracting officer, advising the labor union or workers' representative of the contractor's commitment under the Executive Order, Equal Opportunity and Affirmative Action, dated April 16, 1975, and of the rules, regulations, and relevant Orders of the Governor.

        (d) The contractor and labor unions will furnish all information and reports required by Executive Order, Equal Opportunity and Affirmative Action of April 16, 1975, and by the rules, regulations and Orders of the Governor, or pursuant thereto, and will permit access to his books, records, and accounts by the contracting agency and the office of the Governor or his designee for purposes of investigation to ascertain compliance with such rules, regulations and orders.

        (e) A labor organization will not exclude any individual otherwise qualified from full membership rights in such labor organization, or expel any such individual from membership in such labor organization or discriminate against any of its members in the full enjoyment of work opportunity because of race, creed, color, sex, national origin, or ancestry.

        (f) A labor organization, or the employees or members thereof will not aid, abet, incite, compel or coerce the doing of any act defined in this contract to be discriminatory or obstruct or prevent any person from complying with the provisions of this contract or any order issued thereunder; or attempt, either directly or indirectly, to commit any act defined in this contract to be discriminatory.

(g) In the event of the contractor's non-compliance with the non-discrimination clauses of this contract or with any such rules, regulations, or orders, this contract may be canceled, terminated or suspended in whole or in part and the contractor may be declared ineligible for further State contracts in accordance with procedures, authorized in Executive Order, Equal Opportunity and Affirmative Action of April 16, 1975, and the rules, regulations, or order promulgated in accordance therewith, and such other sanctions as may be imposed and remedies as may be invoked as provided in Executive Order, Equal Opportunity and Affirmative Action of April 16, 1975, or by rules, regulations, or order promulgated in accordance therewith, or as otherwise provided by law.

(h) The contractor will include the provisions of paragraphs (a) through (h) in every sub-contract and subcontractor purchase order unless exempted by rules, regulations, or orders issued pursuant to Executive Order, Equal Opportunity and Affirmative Action of April 16, 1975, so that such provisions will be binding upon each subcontractor or vendor. The contractor will take such action with respect to any sub-contracting or purchase order as the contracting agency may direct, as a means of enforcing such provisions, including sanctions for non-compliance; provided, however, that in the event the contractor becomes involved in, or is threatened with, litigation, with the subcontractor or vendor as a result of such direction by the contracting agency, the contractor may request the State of Colorado to enter into such litigation to protect the interest of the State of Colorado.

COLORADO LABOR PREFERENCE

6a. Provisions of CRS 8-17-101 & 102 for preference of Colorado labor are applicable to this contract if public works within the State are undertaken hereunder and are financed in whole or in part by State funds.

b. When a construction contract for a public project is to be awarded to a bidder, a resident bidder shall be allowed a preference against a non-resident bidder from a state or foreign country equal to the preference given or required by the state or foreign country in which the non-resident bidder is a resident. If it is determined by the officer responsible for awarding the bid that compliance with this subsection .06 may cause denial of federal funds which would otherwise be available or would otherwise be inconsistent with requirements of Federal law, this subsection shall be suspended, but only to the extent necessary to prevent denial of the moneys or to eliminate the inconsistency with Federal requirements (CRS 8-19-101 and 102)

GENERAL

7. The laws of the State of Colorado and rules and regulations issued pursuant thereto shall be applied in the interpretation, execution, and enforcement of this contract. Any provision of this contract whether or not incorporated herein by reference which provides for arbitration by any extra-judicial body or person or which is otherwise in conflict with said laws, rules, and regulations shall be considered null and void. Nothing contained in any provision incorporated herein by reference which purports to negate this or any other special provision in whole or in part shall be valid or enforceable or available in any action at law whether by way of complaint, defense, or otherwise. Any provision rendered null and void by the operation of this provision will not invalidate the remainder of this contract to the extent that the contract is capable of execution.

8. At all times during the performance of this contract, the Contractor shall strictly adhere to all applicable federal and state laws, rules, and regulations that have been or may hereafter be established.

9. The signatories aver that they are familiar with CRS 18-8-301, et. seq., (Bribery and Corrupt Influences) and CRS 18-8-401, et. seq., (Abuse of Public Office), and that no violation of such provisions is present.

10. The signatories aver that to their knowledge, no state employee has any personal or beneficial interest whatsoever in the service or property described herein:

IN WITNESS WHEREOF, the parties hereto have executed this Contract on the day first above written.

Contractor:

(Full Legal Name) International Lottery Inc                             STATE OF COLORADO
                  ----------------------------------------              ROY ROMER, GOVERNOR

By /s/
   -------------------------------------------------------


----------------------------------------------------------              By /s/ Mark Zamarripa
                                                                           -----------------------------------------------------
                   Senior Vice President                        For the *5 EXECUTIVE DIRECTOR
Position (Title) -----------------------------------------              Mark Zamarripa, Director
                                                                        Colorado Lottery


          311297916                                                     DEPARTMENT
----------------------------------------------------------              OF           Revenue/Lottery
Social Security Number or Federal ID Number                                ------------------------------------------------------


If Corporation;)
Attest (Seal)

By /s/
   -------------------------------------------------------
Corporate Secretary, or Equivalent, Town/City/County Clerk


                                                                        APPROVALS

ATTORNEY GENERAL                                                        CONTROLLER

By                                                                      By
   --------------------------------------------------------                --------------------------------------------------------


-----------------------------------------------------------             -----------------------------------------------------------


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